UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2024

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on November 26, 2024, (i) Eos Energy Enterprises, Inc. (the “Company”), the U.S. Department of Energy (the “DOE”), and the Federal Financing Bank (the “FFB”) entered into a Note Purchase Agreement (the “FFB Note Purchase Agreement”) pursuant to which, among other things, the DOE provided a guarantee (the “DOE Guarantee”) of the Company’s (x) obligations to repay the term loan borrowings (such loans, collectively, the “Guaranteed Loan”) provided by the FFB to the Company and evidenced by a future advance promissory note (the “FFB Promissory Note”) and (y) the Company’s other obligations owing to FFB in respect of the Guaranteed Loan and (ii) in connection and concurrently therewith, the Company entered into a Loan Guarantee Agreement (the “DOE Loan Guarantee Agreement”, and together with the FFB Note Purchase Agreement, the FFB Promissory Note, the DOE Guarantee and the other documents executed and delivered in connection therewith, the “DOE Transaction Documents”) with the DOE. The FFB Promissory Note provides for the extension of the Guaranteed Loan in an aggregate maximum principal amount of up to $277,497,000 and an aggregate maximum amount of capitalized interest of up to $25,953,000. For additional information concerning the DOE Transaction Documents, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2024 (the “Prior Filing”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prior Filing.

On December 16, 2024, the Company delivered to the DOE and the FFB an initial advance request, and on December 19, 2024, the FFB funded $68,279,365 under the FFB Promissory Note.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2024, pursuant to the terms of the Series B Preferred Stock (as defined below) of the Company, the holder of the Series B-1 Convertible Preferred Stock of the Company (“Series B-1 Preferred Stock”), Series B-2 Convertible Preferred Stock of the Company (“Series B-2 Preferred Stock”) and Series B-3 Convertible Preferred Stock (“Series B-3 Preferred Stock” and, collectively with Series B-1 Preferred Stock and Series B-2 Preferred Stock, “Series B Preferred Stock”) elected David Urban to serve on the board of directors of the Company (the “Board”).

David Urban currently serves as Managing Director for BGR Group (“BGR”), a bipartisan lobbying and public relations firm, and Of Counsel at Torridon Law PLLC, where he advises high-profile clients across several industries including energy, telecommunications, and defense. Previously, from 2002 to 2020, Mr. Urban served as President of the American Continental Group, a leading bi-partisan government affairs and strategic consulting firm. Mr. Urban is admitted to practice before the Pennsylvania Supreme Court, the United States District Court for the Eastern District of Pennsylvania, the United States Court of Appeals for the Third Circuit and the United States Supreme Court. Urban also serves on the board directors of Virtu Financial Inc., SubCom Inc., and the Johnny Mac Soldiers Fund as well as the Global Advisory Council for Coinbase Global, Inc., Voyager Space Advisory Board, Regent Craft Advisory Board, and is a Senior Political Commentator on CNN. Mr. Urban earned a Bachelor of Science degree from the United States Military Academy at West Point, a Master of Government Administration degree from the University of Pennsylvania and a Juris Doctor degree from the Temple University School of Law. Upon graduating from West Point, Urban was as an artillery officer in the United States Army’s 101st Airborne Division.

As compensation for his service on the Board, Mr. Urban is entitled to participate in the Company’s Amended and Restated Non-Employee Director Compensation Policy, which was adopted effective May 1, 2024 (the “Director Compensation Policy”). In connection with his appointment to the Board, and pursuant to the Director Compensation Policy and the Company’s 2020 Amended and Restated Incentive Plan, Mr. Urban was granted an initial grant of restricted stock units having a value of (i) $150,000, divided by (ii) the 10-day volume-weighted average closing sales price for the common stock, par value $0.0001 (“Common Stock”) of the Company as of the grant date (the “10-Day VWAP”) of such restricted stock units (the “Initial RSU Grant”). The Initial RSU Grant vests and settles on the earlier of (A) the one-year anniversary of the grant date and (B) immediately prior to the date of the next annual stockholders meeting of the Company following the grant date, in each case, subject to Mr. Urban’s continuous service as a member of the Board through such vesting date.

In addition, pursuant to the Director Compensation Policy, Mr. Urban is entitled to receive in the future (i) an annual cash retainer of $25,000, payable in equal quarterly installments in arrears and (ii) an annual equity-based retainer of a number of restricted stock units equal to (i) $150,000, divided by (ii) the 10-Day VWAP (the “Equity Retainer”). The Equity Retainer vests upon the earlier of (x) the one-year anniversary of the grant date and (y) immediately prior to the date of the next annual stockholders meeting of the Company following the grant date, in each case, subject to Mr. Urban’s continuous service as a member of the Board through such vesting date.

In addition, the Director Compensation Policy provides for an additional annual award of restricted stock units to any chairperson of the Board or one of its committees (the “Chairperson Grants”). The chairperson of the Board or the audit committee are eligible to receive a Chairperson Grant of a number of restricted stock units equal to $50,000 divided by the 10-Day VWAP, and the chairperson of the compensation committee or the nominating committee are eligible to receive a Chairperson Grant of a number of restricted stock units equal to $25,000 divided by the 10-Day VWAP. The Chairperson Grants vest upon the earlier of (x) the one-year anniversary of the grant date and (y) immediately prior to the date of the next annual stockholders meeting of the Company following the grant date, in each case, subject to a director’s continuous service as a member of the Board through such vesting date.

There are no arrangements or understandings between Mr. Urban and any other persons pursuant to which Mr. Urban was named a director of the Company. There are no family relationships between Mr. Urban and any of the Company’s directors or executive officers, and Mr. Urban does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Urban’s appointment to the Board, on December 16, 2024, Mr. Urban entered into an indemnification agreement with the Company (the “Indemnification Agreement”). The Indemnification Agreement provides that the Company shall indemnify Mr. Urban to the fullest extent permitted by applicable law, in third-party proceedings and in proceedings by or in the right of the Company. The Company will also be required to indemnify Mr. Urban against certain expenses. The Indemnification Agreement will remain in effect so long as the holders of the Series B Preferred Stock have the right to appoint a director of the Company or such Series B Preferred Stock appointed director, serves as a director or officer of the Company.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is incorporated by reference as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On December 17, 2024, the Company issued a press release announcing the appointment of Mr. Urban to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 19, 2024, the Company issued a press release announcing the funding under the DOE Loan Guarantee Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in Item 7.01 of this Report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Report, including Exhibits 99.1 and 99.2, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement for Preferred Stock directors (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Eos Energy Enterprises, Inc. on July 29, 2024).
99.1	Press release, dated December 17, 2024, issued by Eos Energy Enterprises, Inc. (furnished pursuant to Item 7.01).
99.2	Press release, dated December 19, 2024, issued by Eos Energy Enterprises, Inc. (furnished pursuant to Item 7.01).
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: December 19, 2024	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Chief Financial Officer

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